Exhibit 10.2

PERFORMANCE RESTRICTED STOCK AGREEMENT

          THIS AGREEMENT (the “Agreement”), entered into as of the Grant Date (as defined in paragraph 1), by and between the Participant (as defined in paragraph 1) and Corus Bankshares, Inc. (the “Company”);

WITNESSETH THAT:

          WHEREAS, the Company maintains the Equity Award and Incentive Plan (formerly named the 2006 Stock Option Plan (the “Plan”)), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a performance restricted stock award (the “Award”) under the Plan as set forth in this Agreement;

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

          1.          Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)	The “Participant” is [name].

(b)	The “Grant Date” is [grant date].

(c)	The number of “Covered Shares” shall be [number of shares] shares of Stock.

(d)	The “Performance Period” is the period beginning on January 1, 2007 and ending on December 31, 2007.

Other terms used in this Agreement are defined pursuant to paragraph 11 or elsewhere in this Agreement.

          2.          Award.  Subject to the terms of this Agreement and the Plan, the Participant is hereby granted the number of Covered Shares set forth in paragraph 1.

          3.          Vesting of Covered Shares.  The Covered Shares will remain outstanding and unvested until they are vested or forfeited in accordance with this paragraph 3.  Such vesting or forfeiture shall be subject to the following:

(a)

Termination Before Certification.  Subject to paragraph (d) below, if the Participant’s Date of Termination occurs after the Grant Date and before the Committee Certification Date, the following schedule will apply in determining the vesting or forfeiture of the Covered Shares, based on the reason for and the timing of the Date of Termination, and whether or not the Committee subsequently certifies that the Performance Objectives have been achieved:

Reason for Termination	Time at which Date of Termination Occurs Before Committee Certification Date and Whether Performance Objectives Achieved

	Date of Termination occurs before one-year anniversary of Grant Date	Date of Termination occurs on or after one-year anniversary of Grant Date and Performance Objective Achieved	Date of Termination occurs on or after one-year anniversary of Grant Date and Performance Objective Not Achieved

Death	Vest in all Covered Shares as of Date of Termination	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and vest in remaining Covered Shares as of Date of Termination	Vest in all Covered Shares as of Date of Termination

Termination for Disability and Participant dies before two-year anniversary of Date of Termination	Vest in all Covered Shares as of date of death	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and vest in remaining Covered Shares as of date of death	Vest in all Covered Shares as of date of death

Termination for Disability and Participant survives through two-year anniversary of Date of Termination	Forfeit all Covered Shares as of two-year anniversary of Date of Termination	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and forfeit remaining unvested Covered Shares as of two-year anniversary of Date of Termination	Forfeit all Covered Shares as of two-year anniversary as of Date of Termination

Termination by Company for Cause	Forfeit all Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Date of Termination

Termination other than for Cause	Forfeit all Covered Shares as of Date of Termination	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and forfeit remaining unvested Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Committee Certification Date

(b)

Termination On or After Certification.  Subject to paragraph (d) below, if the Participant’s Date of Termination occurs on or after the Committee Certification Date, the following schedule will apply in determining the vesting or forfeiture of the Covered Shares, based on the reason for the Date of Termination, and whether or not the Committee has certified that the Performance Objectives have been achieved:

Reason for Date of Termination	Whether Performance Objectives Achieved

	Performance Objective Achieved	Performance Objective Not Achieved

Death	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and vest in remaining Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Committee Certification Date

Termination for Disability and Participant dies before two-year anniversary of Date of Termination	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and vest in remaining Covered Shares as of date of death	Forfeit all Covered Shares as of Committee Certification Date

Termination for Disability and Participant survives through two-year anniversary of Date of Termination	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and forfeit remaining unvested Covered Shares as of two-year anniversary of Date of Termination	Forfeit all Covered Shares as of Committee Certification Date

Termination by Company for Cause	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and forfeit remaining unvested Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Committee Certification Date

Termination other than for Cause	Vest in Covered Shares pursuant to paragraph 3(c) for period before Date of Termination, and forfeit remaining unvested Covered Shares as of Date of Termination	Forfeit all Covered Shares as of Committee Certification Date

(c)

Service-Based Vesting.  If the Committee certifies that the Performance Objectives have been achieved and the Participant has not previously become vested in the Covered Shares in accordance with paragraphs (a) and (b) above, then if the Participant’s Date of Termination has not occurred as of the applicable Vesting Date, or to the extent paragraphs (a) and (b) above provide for the application of this paragraph (c), the Participant will become vested in each Installment shown on the following schedule on the Vesting Date applicable to that Installment.  However, in no event will any Covered Shares be treated as vested under this paragraph (c) unless and until the Committee certifies that the Performance Objectives have been achieved.

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT

20% of Covered Shares	One-year anniversary of Grant Date
20% of Covered Shares	Two-year anniversary of Grant Date
20% of Covered Shares	Three-year anniversary of Grant Date
20% of Covered Shares	Four-year anniversary of Grant Date
20% of Covered Shares	Five-year anniversary of Grant Date

(d)

Effect of Change in Control.  If a Change in Control occurs on or before the Date of Termination, the Participant will vest in the Covered Shares pursuant to paragraph 3(c) for the period before the Change in Control, and vest in remaining Covered Shares as of the Change in Control date (except that, if the Date of Termination for Cause occurs on the date of a Change in Control, the remaining unvested Covered Shares shall be forfeited as of the Date of Termination).

(e)	Effect of Vesting. Upon the Participant becoming vested in all or a portion of the Covered Shares, the Participant will own such shares free of all restrictions otherwise imposed by this Agreement.

(f)

Forfeiture.  Except as otherwise provided in this paragraph 3, as of the Participant’s Date of Termination, the Participant will permanently forfeit any Covered Shares that have not vested on or before that date.  For the avoidance of doubt, it is recited that, except as otherwise provided by paragraph (a) or paragraph (d) above, the Participant shall forfeit the Covered Shares if the Committee certifies that the Performance Objectives have not been achieved.

          4.          Deposit of Covered Shares.  Each certificate issued in respect of the Covered Shares granted under this Agreement shall be registered in the name of the Participant and, prior to the date on which the shares are vested or forfeited, in the discretion of the Committee, may be held by the Company or a Subsidiary or deposited in a bank designated by the Committee.  After the Grant Date and before the date, if any, on which the Participant becomes vested in the Covered Shares, the certificates evidencing the unvested Covered Shares may be imprinted with the following legend in the discretion of the Committee:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Corus Bankshares, Inc. Equity Award and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an agreement dated _____________.  A copy of the Plan, such rules and procedures, and such agreement may be obtained from the Secretary of Corus Bankshares, Inc.”

          5.          Dividend and Voting Rights.  The Participant shall not be entitled to vote the Covered Shares before the date, if any, on which the Participant becomes vested in the Covered Shares.  The Participant shall be entitled to receive any dividends paid with respect to the Covered Shares that become payable with respect to record dates occurring on or after the Grant Date and before the date, if any, in which the Participant has forfeited the Covered Shares.  No dividends shall be payable to or for the benefit of the Participant for Covered Shares with respect to record dates occurring before the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.

          6.          Forfeiture for Certain Gross Negligence or Misconduct. The Committee may cancel any unvested Covered Shares if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under securities laws and the Committee, in its discretion, determines that a material contributing factor to the noncompliance was gross negligence or willful misconduct of the Participant.

          7.          Withholding.  The grant and vesting of Shares under this Agreement are subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of Shares (i) which the Participant already owns, or (ii) to which the Participant is otherwise entitled under the Plan; provided, however, that Shares described in this clause (ii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

          8.          Transferability.  Covered Shares may not be sold, assigned, transferred, pledged or otherwise encumbered (other than as designated by the Participant by will or by the laws of descent and distribution) until the Participant is vested in the Shares and the Shares are delivered to the Participant.

          9.          Securities Laws. The Covered Shares shall not be delivered to the Participant if and to the extent the Company determines that such transfer would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange or market on which the Stock is traded.  If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations.  In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.  If, by reason of the foregoing restrictions, Shares may not be transferred, the Company shall settle the Award by a payment of cash having a value equal to the value of the Shares three business days prior to the cash payment.

          10.        83(b) Election.  The Participant shall not be permitted to make an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to this Award.

          11.        Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)	“Change in Control” has the meaning set forth in section 2.1(e) of the Plan.

(b)

“Committee Certification Date” is the date on which the Committee certifies whether or not the Performance Objectives have been achieved.  For purposes of paragraph 3, certification by the Committee as to whether the Performance Objectives have been achieved shall mean the certification by the Committee, after the end of the Performance Period, as to whether or not the Performance Objectives have been achieved, with such certification to be made in accordance with the terms of the Committee resolutions providing for the grant of this Award.

(c)

“Date of Termination.”  The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.

(d)	“Disability” has the meaning set forth in section 2.1(j) of the Plan.

(e)	“Performance Objectives” shall mean those “performance-based” objectives as set forth in the Committee resolutions providing for the grant of this Award.

(f)	“Stock” or “Shares” means the common stock of the Company.

Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

          12.        Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Company in such form and at such time as the Company shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

          13.        Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

          14.        Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

          15.        Not An Employment Contract.  The Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

          16.        Notices.  Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

          17.        Fractional Shares.  In lieu of issuing a fraction of a share of Stock resulting from an adjustment of the Award pursuant to paragraph 4.2(d) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

          18.        Amendment.  This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

          19.        Shareholder Approval.  The Award is contingent on shareholder approval of the First Amendment of the Plan, and if such shareholder approval is not obtained prior to February 13, 2008, the Award will be of no force and effect and shall be canceled, and no payments or benefits shall be distributable under the Agreement prior to such shareholder approval.

          IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

CORUS BANKSHARES, INC.

By:

Robert J. Glickman
Its:	President & CEO

Participant

[name of participant]